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                                                                      EXHIBIT 23



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



     We consent to the incorporation by reference in Registration Statements Nos. 33-41927, 33-56787, 333-42007, 333-67887, 333-92089, 333-68010,
333-106937, 333-98487, 333-46674, and 333-120918 on Form S-8 and Registration
Statements Nos. 33-60350, 333-48841, 333-12031, 333-46676, 333-106401, 33-69476
and 333-120612 on Form S-3 of Cousins Properties Incorporated of our reports dated March 23, 2005, relating to the financial statements and financial statement schedule of Cousins Properties Incorporated and management's report of the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Cousins Properties Incorporated for the year ended December 31, 2004.


DELOITTE & TOUCHE LLP


Atlanta, Georgia
March 23, 2005